SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

June 14, 2010

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

 (State or other jurisdiction of incorporation)

333-131875 (Commission File Number)	20-0065053 (IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231

 (Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security holders

On June 14, 2010, Zion Oil & Gas, Inc. ("Zion" or the "Company") held its annual meeting of stockholders at the Dan Caesarea Hotel in Caesarea, Israel.  Holders of an aggregate of 18,749,398 shares of the Company's common stock at the close of business on April 16, 2010, were entitled to vote at the meeting, of which 12,543,139 or approximately 67% of the eligible voting shares were represented in person or by proxy. The following matters were voted on by the stockholders: (i) election of Class II directors and (ii) ratification of the appointment of auditors. At the meeting, Richard J. Rinberg, William L. Ottaviani and Kent S. Siegel were elected as Class II directors, and the proposal to ratify the appointment of the auditors was passed.

The final vote tally was as follows:

1.	Proposal to Elect Class II Directors to Serve until the 2013 Annual Meeting of Stockholders.

Name	Votes For	Votes Withheld	Broker Non-Votes
Richard J. Rinberg	3,599,114	32,867	8,911,158
William L. Ottaviani	3,597,006	34,975	8,911,158
Kent S. Siegel	3,554,856	77,125	8,911,158

2.	Proposal to ratify the appointment of Somekh Chaikin, a member of KPMG International as the Company's auditors for the year ending December 31, 2010.

FOR	AGAINST	ABSTAIN
12,510,411	9,737	22,991

All Proposals received the requisite number of votes and were approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: June 17, 2010

Zion Oil and Gas, Inc.

By:	/s/ Richard R. Rinberg
Richard R. Rinberg
Chief Executive Officer